Exhibit 1

                            STOCK PURCHASE AGREEMENT

     Agreement, dated as of November 3, 1997, by and among Bernard M. Manuel ("Buyer"), Irving Benson ("I. Benson") and Dianne Benson ("D. Benson", and, together with I. Benson, the "Sellers").

                                 R E C I T A L S

     A. The Sellers are the record and beneficial owners of an aggregate of 951,400 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Cygne Designs, Inc., a Delaware corporation (the "Company"); and

     B. The Buyer has agreed to buy, and the Sellers have agreed to sell, the Shares, subject to certain terms and conditions herein set forth.

     THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, the Sellers and the Buyer hereby agree as follows:

                                   ARTICLE ONE

                          (Purchase and Sale of Shares)

     Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, each Seller, severally and not jointly, hereby agrees to transfer and sell to the Buyer, and the Buyer hereby agrees to purchase from each Seller, that number of Shares set forth opposite such Seller's name in Schedule A hereto at a purchase price of $.40 per Share, or $380,560 in the aggregate.

                                   ARTICLE TWO

                                  (The Closing)

     The closing of the sale and purchase of the Shares contemplated hereunder (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY at 9:30 A.M. on December 3,1997 (the "Closing Date"), or at such other time and place as may be mutually agreed upon in writing by the parties. At the Closing (i) the Buyer shall deliver to each Seller a certified or official bank check payable to the order of such Seller in the amount of the purchase price for the Shares being sold by such Seller as set forth in Schedule A hereto and (ii)


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each Seller will deliver to the Buyer one or more stock certificates representing the Shares purchased by the Buyer from such Seller as set forth herein, with stock powers duly endorsed in blank attached thereto, and shall take all such further actions as may reasonably be requested by the Company's transfer agent in connection with the issuance to the Buyer of a certificate or certificates, registered in the name of the Buyer, representing the Shares. The Shares shall be transferred by each Seller to the Buyer free and clear of any and all Encumbrances (as hereinafter defined). In addition, each Seller shall affix to the stock certificates being delivered by such Seller, at such Seller's expense, all requisite stock transfer tax stamps, if any.

                                  ARTICLE THREE

             (Certain Representations and Warranties of the Sellers)

     Each Seller, severally and not jointly, hereby represents and warrants to, and covenants with, the Buyer that:

     3.1 Compliance. The execution, delivery by such Seller and performance by such Seller of this Agreement and the sale and delivery of the Shares by such Seller will not violate, conflict with or result in a breach of any agreement or other document or undertaking to which such Seller is a party or by which such Seller is bound or violate any law, regulation, order, writ, injunction or decree of any court or administrative or governmental body by which such Seller is bound.

     3.2 Unencumbered Title. Such Seller is the sole record and beneficial owner of the Shares to be transferred by such Seller to the Buyer. Such Shares are not subject to any lien, claim, restriction or encumbrance or to any option or right (collectively, "Encumbrances") that restricts such Seller from transferring good and marketable title to such Shares to the Buyer, free and clear of any Encumbrances.

     3.3 Familiarity with the Company. Such Seller has relied upon independent investigations made by such Seller or such Seller's representatives and such Seller is fully familiar with the business, results of operations, financial condition, prospects and other affairs of the Company. Such Seller acknowledges that in connection with the sale of the Shares hereunder, neither the Company, the Buyer nor anyone acting on their behalf or any other person has made, and such Seller is not relying upon, any representations, statements or projections concerning the Company, its present or projected results of operations, its prospects, its present or future plans, its products, or the value of its shares or business or any other matter in relation to its business or affairs.

     3.4 Opportunity to Ask Questions. Such Seller has been given the opportunity to ask questions of and to receive answers from the Company regarding the business, results of operations, financial condition, prospects or other affairs of the Company and to obtain such other information as such Seller desired in order to evaluate such Seller's decision to sell the Shares.


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     3.5 Professional Advice. Such Seller has received professional advice from such Seller's counsel and accountants regarding such Seller's sale of the Shares.

                                  ARTICLE FOUR

              (Certain Representations and Warranties of the Buyer)

     The Buyer represents and warrants to the Sellers that:

     4.1 Investment Intent, etc. He is acquiring the Shares to be purchased by him for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof. He is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. He understands that the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold unless so registered or unless an exemption from registration is available. The stock certificates will bear a legend to that effect.

     4.2 Familiarity with the Company. He is fully familiar with the business, results of operations, financial condition, prospects and other affairs of the Company. He acknowledges that in connection with his purchase of Shares hereunder, neither the Company, the Sellers nor anyone acting on their behalf or any other person has made, and he is not relying upon, any representations, warranties, statements or projections concerning the Company, its present or projected results of operations, its prospects, its present or future plans, its products, or the value of its shares or business or any other matter in relation to its business or affairs.

                                  ARTICLE FIVE

                                  (Conditions)

     5.1 The obligation of the Buyer to purchase the Shares is subject to the fulfillment of each of the following conditions:

     (a) The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of the Closing, with the same force and effect as if made at and as of the Closing, and each Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such Seller on or prior to the Closing.


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     5.2 The obligations of the Sellers to consummate the sale of the Shares are subject to the fulfillment of each of the following conditions:

     (a) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of the Closing, with the same force and effect as if made at and as of the Closing, and the Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing.

                                   ARTICLE SIX

                                 (Miscellaneous)

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

     6.2 Third Party Beneficiary. In permitting the transfer of the Shares hereunder, the Company may rely upon, and shall be a third party beneficiary of, the representations and warranties of the Sellers set forth in Article Three hereof and the representations and warranties of the Buyer set forth in Article Four hereof.

     6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

     6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.5 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, discharged or terminated except by a written instrument signed by the parties hereto.

     6.6 Delays or Omissions. The parties hereto agree that no delay or omission to exercise any right, power or remedy accruing upon any breach or default under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.


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All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     6.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.8 Additional Acts. The parties hereto agree to sign such additional documents and to take such additional actions as may reasonably be necessary of any of them to accomplish the purposes of this Agreement.

     6.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.


                                           /s/ IRVING BENSON
                                           -------------------------------------
                                           Irving Benson

                                           /s/ DIANNE BENSON
                                           -------------------------------------
                                           Dianne Benson

                                           /s/ BERNARD M. MANUEL
                                           -------------------------------------
                                           Bernard M. Manuel


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                                 SCHEDULE A

================================================================================
Seller                            Number of Shares Sold        Purchase Price

================================================================================
Irving Benson                        885,061 shares              $354,024.40
--------------------------------------------------------------------------------
Dianne Benson                         66,339 shares              $26,535.60
--------------------------------------------------------------------------------
      Total                          951,400 shares              $380,560.00
================================================================================



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